CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated March 3, 2006 accompanying the financial statements of Insured Municipals Income Trust, 244th Insured Multi-Series as of December 31, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP


New York, New York
April 24, 2006